   As filed with the Securities and Exchange Commission on
                      October 21, 1996

                                Registration No. 333-
____________________________________________________________
             SECURITIES AND EXCHANGE COMMISSION
                   Washington, D.C. 20549
                          ________
                          Form S-8
   REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                          ________
               THE SABRE GROUP HOLDINGS, INC.
   (Exact Name of Registrant as Specified in Its Charter)
           Delaware                        75-2662240
 (State or Other Jurisdiction           (I.R.S. Employer
       of Incorporation)               Identification No.)
                 4255 Amon Carter Boulevard
                   Fort Worth, Texas 76155
          (Address of  Principal Executive Offices)

               THE SABRE GROUP HOLDINGS, INC.
             1996 DIRECTORS STOCK INCENTIVE PLAN
                    (Full Title of Plan)
                          ________
       Michael J. Durham         Copy     Andrew B. Steinberg
 President and Chief Executive   to:     Senior Vice President,
            Officer                             General
The SABRE Group Holdings, Inc.           Counsel and Corporate
  4255 Amon Carter Boulevard                   Secretary
    Fort Worth, Texas 76155                 The SABRE Group
        (817) 931-7300                       Holdings, Inc.
  (Name and Address including               4255 Amon Carter
    Zip Code, and Telephone                    Boulevard
 Number, including Area Code,           Fort Worth, Texas 76155
     of Agent for Service)                   (817) 931-7300

               CALCULATION OF REGISTRATION FEE
   Title of       Amount    Proposed      Proposed    Amount of
  Securities      to be      Maximum      Maximum   Registration
    to be     Registered(1) Offering     Aggregate
  Registered                Price per     Offering      Fee(2)
                            Share (2)   Price (1)(2)
Class A          350,000     $31.94      $11,179,000   $3,388
Common Stock,     Shares
$.01 par
value
(1) There are also registered hereby such indeterminate number of shares of Class A Common Stock as may be issuable by reason of operation of anti-dilution provisions of the Directors Stock Incentive Plan described herein.

(2) Calculated pursuant to Rule 457(h), based on the average of the high and low prices for the Class A
     Common Stock on October 16, 1996, as reported in a summary of composite transactions on the New York Stock
     Exchange.

                           PART I

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 1.  Plan Information.*

Item 2.  Registrant Information and Employee  Plan Annual
Information*

     * Information required by Part 1 to be contained in the
     Section 10(a) prospectus is omitted from the registration statement in accordance with Rule 428 under the Securities Act of 1933, as amended, and the Note to Part 1 of Form S-8.

                           PART II

Item 3.  Incorporation of Certain Documents by Reference.

      The following documents filed by the Registrant with the Securities and Exchange Commission are incorporated by reference in this registration statement.

          (1)  The Registrant's latest prospectus filed with
     the Securities and Exchange Commission pursuant to Rule
     424(b)  under  the Securities Act on October  11,  1996
     (the "Prospectus").

           (2) The description of the Registrant's Class A Common Stock contained in the Registrant's Registration Statement on Form 8-A, as filed with the Securities and Exchange Commission on September 14, 1996, which incorporated by reference the section titled "Description of Capital Stock" contained in the Prospectus filed as part of the Registrant's registration statement on Form S-1 (Registration No. 333-09747).

      In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Item 5.   Interests of Named Experts and Counsel.

      Andrew B. Steinberg has rendered an opinion as to the legality of the Class A Common Stock being registered hereby. Mr. Steinberg is the Senior Vice President, General
Counsel and Corporate Secretary of the Registrant.

Item 6.  Indemnification of Directors and Officers.

     Section 145 of the General Corporation Law of the State of Delaware (the "DGCL") provides that a Delaware corporation may indemnify directors and officers and certain other individuals against expenses (including attorneys'
fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by any such person in connection with any threatened, pending or completed action, suit or proceeding (other than action by or in the right of the corporation) in which such person is involved because such person is a director or officer of the corporation, if such person acted in good faith and in a manner that such
person                                            reasonably
believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe that such person's conduct was unlawful. No indemnification shall be made to an officer or director or other qualified individual if such person shall have been adjudged to be liable to the corporation unless such person acted in good faith and in a manner that such person reasonably believed to be in or not opposed to the best interest of the corporation and only to the extent the Court of Chancery of the State of Delaware or the court in which such action or suit was brought, determines that despite the adjudication of liability such person is fairly and reasonably entitled to such indemnification. If such person is successful on the merits or otherwise in defense of any action, then Section 145 provides that such person shall be indemnified against expenses including attorneys' fees actually and reasonably incurred by that person in connection therewith. Section 102(b)(7) of the DGCL provides that the liability of a director may not be limited or eliminated for the breach of such director's duty of loyalty to the corporation or its stockholders, for such director's intentional acts or omissions not in good faith, for such director's concurrence in or vote for an unlawful payment of a dividend or unlawful stock purchase or redemption or for any improper personal benefit derived by the director from any transaction.

      The Registrant's Bylaws provide that the Registrant will indemnify any person who was or is a party (or is threatened to be made a party) to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was or has agreed to serve at the request of the Registrant as a director or officer of the Registrant, or is or was serving or has agreed to serve at the request of the Registrant as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity. The Registrant's Bylaws further provide that the Registrant may indemnify any person who was or is a party (or is threatened to be made a party) to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was or has agreed to become an employee or agent of the Registrant, or is or was serving or has agreed to serve at the request of the Registrant as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity.

      The indemnification referred to in the preceding paragraph will be from and against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the indemnitee or on his or her behalf in connection with such action, suit or proceeding and any appeal therefrom. However, such indemnification will only be provided if the indemnitee acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Registrant and, with respect to any criminal action, suit or proceeding, had no reasonable cause to believe his or her conduct was unlawful. Notwithstanding the preceding two sentences, in the case of an action or suit by or in the right of the Registrant to procure a judgment in its favor (a) the indemnification referred to in this paragraph will be limited to expenses (including attorneys' fees) actually and reasonably incurred by such person in the defense or settlement of such action or suit, and (b) no indemnification will be made in respect of any claim, issue or matter as to which such person will have been adjudged to be liable to the Registrant unless, and only to the extent that, the Delaware Court of Chancery (or the court in which such action or suit was brought) determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery (or such other court) deems proper. To the extent that a director, officer, employee or agent of the Registrant has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above or in defense of any claim, issue or matter therein, he or she will be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or
her                       in                      connection
therewith. Expenses incurred by a director or officer in defending a civil or criminal action, suit or proceeding will be paid by the Registrant in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it will ultimately be determined that he or she is not entitled to be indemnified by the
Registrant. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

      The indemnification described in the preceding two paragraphs will not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, will continue as to a person who has ceased to be a director, officer, employee or agent and will inure to the benefit of the heirs, executors and administrators of such a person.

      The Registrant will purchase and maintain insurance on behalf of any person who is or was or has agreed to serve at the request of the Registrant as a director or officer of the Registrant, or is or was serving at the request of the Registrant as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against, and incurred by, him or her or on his or her behalf in any such capacity, or arising out of his or her status as such, whether or not the Registrant would have the power to indemnify him or her against such liability under the provisions of the Bylaws; provided, however, such insurance must be available on acceptable terms, which determination shall be made by a vote of a majority of the board of directors of the Registrant.

Item 8.  Exhibits.

4.1   The  SABRE  Group Holdings, Inc. 1996 Directors  Stock
Incentive Plan

5.1  Opinion  of Andrew B. Steinberg, Senior Vice President,
     General   Counsel  and  Corporate  Secretary   of   the
     Registrant.

23.1 Consent of Ernst & Young LLP.

23.2  Consent of Andrew B. Steinberg (included  as  part  of
Exhibit 5.1)

24.1 Powers of Attorney

Item 9.  Undertakings.

     The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this registration statement:

          (i)  To include any prospectus required by Section
     10(a)(3) of the Securities Act of 1933;

                     (ii)  To reflect in the prospectus  any
               facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement;

                      (iii)       To  include  any  material
               information  with  respect  to  the  plan  of
               distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

     provided, however, that the undertakings set forth in paragraphs (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to
     Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

           (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the
Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                         SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirement for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Worth, State of Texas, on this 17th day of October, 1996.

                              THE SABRE GROUP HOLDINGS, INC.



                              By: /s/   Michael J. Durham
                                    Michael J. Durham
                                    President and Chief
Executive Officer

      Pursuant to the requirements of the Securities Act  of
1933,  this  registration statement has been signed  by  the
following  persons  in  the  capacities  and  on  the   date
indicated.

    Signatures             Title
ROBERT L. CRANDALL  Chairman of the
                    Board of Directors
MICHAEL J. DURHAM   President, Chief
                    Executive Officer
                    and Director
                    (Principal
                    Executive Officer)
T. PATRICK KELLY    Senior Vice           By: /s/ Michael J.
                    President, Chief      Durham
                    Financial Officer           Michael J.
                    and Treasurer         Durham
                    (Principal                  Attorney-in-
                    Financial Officer     Fact
                    and Principal
                    Accounting Officer)   Date: October 17,
                                          1996
GERARD J. ARPEY     Director
ANNE H. MCNAMARA    Director

                        EXHIBIT INDEX

Exhibit                                              Sequentially
Number      Description of Exhibit                   Numbered
                                                     Page
4.1         The SABRE Group Holdings, Inc. 1996        8
            Directors Stock Incentive Plan
5.1         Opinion of  Andrew B. Steinberg,          15
            Senior Vice President, General Counsel
            and Corporate Secretary of the
            Registrant
23.1        Consent of Ernst & Young LLP              16
23.2        Consent of Andrew B. Steinberg
            (included in Exhibit 5.1)
24.1        Powers of Attorney                        17

Exhibit 4.1


               THE SABRE GROUP HOLDINGS, INC.

             1996 DIRECTORS STOCK INCENTIVE PLAN

1.   Purposes

     The purposes of The SABRE Group Holdings, Inc. Directors Stock Incentive Plan, as amended, (the "Plan") are to enable The SABRE Group Holdings, Inc. (the "Company") to attract, retain and motivate the best qualified directors and to enhance a long-term mutuality of interest between the directors and stockholders of the Company by providing the directors with a direct economic interest in the Common Stock of the Company.

2.   Definitions

     Unless the context requires otherwise, the following words as used in the Plan shall have the meanings ascribed to each below, it being understood that masculine, feminine and neuter pronouns are used interchangeably, and that each comprehends the others.

     (a) "Board" shall mean the Board of Directors of the Company.

     (b) "Change in Control" shall mean the occurrence of any of the following:

          (i)  When any "person" as defined in Section
     3(a)(9) of the Securities Exchange Act of 1934, as amended, (the "Exchange Act") and as used in Sections 13(d) and 14(d) thereof, including a "group" as defined in Section 13(d) of the Exchange Act but excluding the Company and any subsidiary and any employee benefit plan sponsored or maintained by the Parent, the Company or any subsidiary (including any trustee of such plan acting as trustee), directly or indirectly, becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of securities of the Company representing 20 percent or more of the combined voting power of the Company's then outstanding securities; or

          (ii) When during any period of 24 consecutive months during the existence of the Plan, the individuals who, at the beginning of such period, constitute the Board (the "Incumbent Directors") cease for any reason other than death to constitute at least a majority thereof, provided, however, that a director who was not a director at the beginning of such 24-month period shall be deemed to have satisfied such 24-month requirement (and be an Incumbent Director) if such director was elected by, or on the recommendation of, or with the approval of, at least two-thirds of the directors who then qualified as Incumbent Directors either actually (because they were directors at the beginning of such 24-month period) or by prior operation of this paragraph; or

          (iii)     The occurrence of a transaction
     requiring stockholder approval for the acquisition of the Company by an entity other than the Company or a subsidiary through purchase of assets, or by merger, or otherwise.

      (iv) Notwithstanding anything else contained herein to the contrary, in no event shall a Change of Control be deemed to occur solely by reason of (i) a distribution to the Parent's shareholders, whether as dividend or otherwise, of all or any portion of the Stock or any other voting securities of the Company held, directly or indirectly, by the Parent or (ii) a sale of all or any portion of the Stock or any other voting securities of the Company held, directly or indirectly, by the Parent in an underwritten public offering.

     (c)  "Code" shall mean the Internal Revenue Code of
1986, as amended.

     (d) "Common Stock" shall mean the Class A common stock of the Company, par value $.01, any common stock into which such common stock may be changed, and any common stock resulting from any reclassification of such common stock.

     (e) "Disability" means disability as determined under procedures established by the Board for purposes of the Plan.

     (f) "Eligible Director" shall mean a director of the Company who is not an officer or employee of the Parent, Company or any of their subsidiaries.

     (g) "Fair Market Value" as of any given date shall mean the mean between the highest and lowest quoted selling prices, regular way, of a Share on the New York Stock
Exchange on such date or, if no Shares are sold on such date, on the last preceding business day on which any such sale was reported.

     (h) "New Director" shall mean an Eligible Director who is first elected to the Board after the effective date of the Plan.

     (i) "Parent" shall mean AMR Corporation or any successor in interest thereto.

     (j)  "Share" or "Stock" shall mean a share of Common
Stock.

     (k) "Stock Option" shall mean an option or right to purchase shares of the Common Stock pursuant to the provisions of the Plan.

3.   Effective Date

     The effective date of the Plan shall be October 9, 1996.

4.   Administration

     (a) Powers of the Board. This Plan shall be admini stered by the Board. The Board may delegate its powers and functions hereunder to a duly appointed committee of the Board. The Board shall have full authority to interpret this Plan; to establish, amend and rescind rules for carry ing out this Plan; to administer this Plan; and to make all other determinations and to take such steps in connection with this Plan as the Board, in its discretion, deems necessary or desirable for administering this Plan.

     (b) Delegation. The Board may designate the Corporate Secretary of the Company, other officers or employees of the Company or competent professional advisors to assist the Board in the administration of this Plan, and may grant authority to such persons to execute agreements or other documents on its behalf.

     (c) Agents and Indemnification. The Board may employ such legal counsel, consultants and agents as it may deem desirable for the administration of this Plan, and may rely upon any opinion received from any such counsel or consul tant or agent. No member or former member of the Board or any committee thereof or any person designated pursuant to paragraph (b) above shall be liable for any action or deter mination made in good faith with respect to this Plan. To the maximum extent permitted by applicable law and the Company's Certificate of Incorporation and Bylaws, each member or former member of the Board or any committee thereof or any person designated pursuant to (b) above shall be indemnified and held harmless by the Company against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the Company) arising from any act, or omission to act, in connection with this Plan, unless arising from such person's own fraud or bad faith. Such indemnification shall be in addition to any rights of indemnification the person may have as a director, officer or employee or under the Company's Certificate of Incorporation or Bylaws. Expenses incurred by the Board in the engagement of any such counsel, consultant or agent shall be paid by the Company.

5.   Shares; Adjustment Upon Certain Events

     (a) Shares Available. Shares delivered pursuant to the exercise of Stock Options awarded under this Plan shall be made available, at the discretion of the Board, either from authorized but unissued Shares or from issued Shares reacquired by the Company. During the term of the Plan, Stock Options may be granted as to a maximum of 350,000
Shares, except as provided in this Section.

     (b) No Limit on Corporate Action. The existence of this Plan and the Stock Options granted hereunder shall not affect in any way the right or power of the Board or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company's capital structure or its business, any merger or consolidation of the Company, any issue of bonds, debentures, preferred or prior preference stocks ahead of or affecting Common Stock, the dissolution or liquidation of the Company or any sale or transfer of all or part of its assets or business, or any other corporate act or proceeding.

     (c)  Recapitalization and Similar Events.  The Stock
Options awarded under Sections 7 and 8 relate to Shares of Common Stock as presently constituted, but if and whenever the Company shall effect a subdivision, reorganization, recapitalization or consolidation of Shares, the number and kind of Stock Options awarded under Sections 7 and 8 and the aggregate number and kind of Shares issuable under the Plan shall be proportionately adjusted by the Board.

     (d) No Adjustment If Value Received. Except as here inbefore expressly provided, the issuance by the Company of shares of stock of any class of securities convertible into shares of stock of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or other securities, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of Stock Options awarded to a Participant pursuant to Sections 7 and 8.

6.   Stock Options

     Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Board shall deem desirable:

     (a) General. Stock Options granted under the Plan shall be Nonqualified Stock Options.

     (b) Price. The price per share of Stock purchasable under a Stock Option shall be one hundred percent (100%) of the Fair Market Value of the Stock at grant.

     (c) Term. Unless an Eligible Director's service on the Board is terminated by reason of death, Disability or retirement at or after age 70, the term of each Stock Option shall be equal to the period during which the Eligible Director is serving on the Board.

     (d)  Exercisability.  Stock Options shall be
exercisable at such time or times and subject to such terms and conditions as shall be determined by the Board at or after grant; provided, however, that, except as contemplated elsewhere in the Plan or unless otherwise determined by the Board at or after grant, no Stock Option shall be exercisable prior to the first anniversary date of the granting of the Option.

     (e) Method of Exercise. Subject to whatever installment exercise provisions apply under Section 6(d), Stock Options may be exercised in whole or in part at any time during the option period, by giving written notice of exercise to the Company specifying the number of shares to be purchased.

     Such notice shall be accompanied by payment in full of the purchase price, either by check, note or such other instrument as the Board may accept. As determined by the Board, in its sole discretion, at or after grant, payment in full or in part may also be made in the form of Stock already owned by the optionee.

     No shares of Stock shall be issued until full payment therefore has been made. An optionee shall generally have the rights to dividends or other rights of a shareholder with respect to the Shares subject to the Stock Option when the optionee has given written notice of exercise and has paid in full for such Shares.

     (f) Termination by Death. If an Eligible Director's service on the Board terminates by reason of death, any Stock Option held by Eligible Director may thereafter be exercised to the extent such Stock Option was exercisable at the time of death by the legal representative of the estate or by the legatee of the Eligible Director under the will of the Eligible Director for a period of three (3) years (or such other period as the Board may specify at grant) from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter.

     (g)  Termination by Reason of Disability.   If an
Eligible Director's service on the Board terminates by reason of Disability, any Stock Option held by such Eligible Director may thereafter be exercised by the Eligible Director to the extent it was exercisable at the time of termination for a period of three (3) years (or such other period as the Board may specify at grant) from the date of such termination of service or until the expiration of the stated term of such Stock Option, whichever period is the shorter; provided, however, that, if the Eligible Director dies within such three (3) year period (or such other period as the Board shall specify at grant), any unexercised Stock Option held by such Eligible Director shall thereafter be exercisable, to the extent to which it was exercisable at the time of death, for a period of twelve (12) months from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter.

     (h)  Termination by Reason of Retirement.  If an
Eligible Director's service on the Board terminates by reason of retirement at or after age 70, any Stock Option held by such Eligible Director may thereafter be exercised by the Eligible Director, to the extent it was exercisable at the time of such retirement for a period of three (3) years (or such other period as Board may specify at grant) from the date of such retirement or the expiration of the stated term of such Stock Option, whichever period is the shorter; provided, however, that if the Eligible Director dies within such three-year period (or such other period as the Board may specify at grant), any unexercised Stock
Option held by such Eligible Director shall thereafter be exercisable, to the extent to which it was exercisable at the time of death, for a period of twelve (12) months from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter.

     (i)  Other Termination.   Unless otherwise determined
by the Board (or pursuant to procedures established by the Board) at or after grant, if an Eligible Director's service on the Board terminates for any reason other than death, Disability or retirement at or after age 70, any Stock
Options awarded to such Eligible Director shall thereupon terminate.

7.   Stock Options - Annual Award

     On the first business day after each annual meeting of stockholders of the Company occurring during the term of the Plan, each Eligible Director shall receive an award of 3,000
Stock Options.

8.   Stock Options - New Directors Award

     On the first business day after the first annual meeting of stockholders of the Company at or after which a New Director is first elected to the Board, such New
Director shall receive an award of 10,000 Stock Options, in addition to the annual award provided under Section 7.

9.   Forfeiture; Change in Control

     (a)  Forfeiture.  If any Stock Options granted  under
Sections 7 or 8 are forfeited or are otherwise terminated prior to exercise, such Stock Options shall again be available for distribution in connection with future awards under the Plan.

     (b) Change in Control. Notwithstanding anything else contained in the Plan to the contrary, in the event of a Change in Control, Eligible Directors holding Stock Options granted hereunder shall have the same rights of acceleration and exercise as may be granted officers of the Company under the Company's Long Term Incentive Plan.

10.  Nontransferability of Awards

     No Stock Option shall be transferable by the Eligible Director otherwise than by will or under the applicable laws of descent and distribution. The Stock Option shall not be sold, assigned, negotiated, pledged or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process.
Upon any attempt to sell, assign, negotiate, pledge or hypothecate any Stock Option, or in the event of any levy upon any Stock Option by reason of any attachment or similar process, in either case contrary to the provisions hereof, such Stock Option shall immediately become null and void.

 11. Rights as a Stockholder

     An Eligible Director shall have no rights as a stock
holder with respect to any   Shares underlying a Stock
Option until the Eligible Director has given written notice of the exercise of such Stock Option and has paid in full for such Shares.

 12. Determinations

     Each determination, interpretation or other action made or taken pursuant to the provisions of this Plan by the Board shall be final and binding for all purposes and upon all persons, including, without limitation, the Company, the directors, officers and other employees of the Company, the Eligible Director and their respective heirs, executors, administrators, personal representatives and other succes sors in interest.

 13. Termination, Amendment and Modification

     (a) Termination and Amendment. This Plan shall terminate at the close of business on October 8, 2006, unless sooner terminated by action of the stockholders of the Company, or by resolution adopted by the Board, and no Stock Options shall be granted under this Plan thereafter. The Board at any time or from time to time may further amend this Plan.

     (b) No Effect on Existing Rights. Except as required by law, no termination, amendment or modification of this Plan may, without the consent of an Eligible Director or the permitted transferee of Stock Options alter or impair the rights and obligations arising under any then outstanding Stock Options.

 14. Non-Exclusivity

     Neither the adoption of this Plan by the Board nor the submission of this Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other compensatory arrangements as it may, in its discretion, deem desirable.

 15. General Provisions

     (a) No Right to Serve as a Director. This Plan shall not impose any obligations on the Company to retain any Eligible Director as a director nor shall it impose any obligation on the part of any Eligible Director to remain as a director of the Company.

     (b) No Right to Particular Assets. Nothing contained in this Plan and no action taken pursuant to this Plan shall create or be construed to create a trust of any kind or any fiduciary relationship between the Company and any Eligible Director, the executor, administrator or other personal representative or designated beneficiary of such Eligible Director, or any other persons. Any reserves that may be established by the Company in connection with this Plan shall continue to be part of the general funds of the Company, and no individual or entity other than the Company shall have any interest in such funds until paid to an Eligible Director. To the extent that any Eligible Director or his executor, administrator, or other personal represen tative, as the case may be, acquires a right to receive any payment from the Company pursuant to this Plan, such right shall be no greater than the right of an unsecured general creditor of the Company.

     (c) Notices. Each Eligible Director shall be respon sible for furnishing the Board with the current and proper address for the mailing of notices and delivery of agree
ments.   Any notices required or permitted to be given shall
be deemed given if directed to the person to whom addressed at such address and mailed by regular United States mail, first-class and prepaid. If any item mailed to such address is returned as undeliverable to the addressee, the mailing will be suspended until the Eligible Director furnishes the proper address.

     (d) Severability of Provisions. If any provision of this Plan shall be held invalid or unenforceable, such invalidity or non-enforceability shall not affect any other provisions hereof, and this Plan shall be construed and enforced as if such provision had not been included.

     (e) Incapacity. Any benefit payable to or for the benefit of an incompetent person or other person incapable of receipting therefor shall be deemed paid when paid to such person's guardian or to the party providing or reasonably appearing to provide for the care of such person, and such payment shall fully discharge the Board, the Company and other parties with respect thereto.

     (f) Headings and Captions. The headings and captions herein are provided for reference and convenience only, shall not be considered part of this Plan, and shall not be employed in the construction of this Plan.

     (g) Controlling Law. This Plan shall be construed and enforced according to the laws of the State of Delaware.



















doc\sip.tsg\dd

Exhibit 5.1
         [The SABRE Group Holdings, Inc. Letterhead]


                      October 17, 1996



The SABRE Group Holdings, Inc.
4255 Amon Carter Boulevard
Fort Worth, Texas 76155

      Registration Statement on Form S-8 pertaining to
  The SABRE Group Holdings, Inc. Directors Stock Incentive
                            Plan

Ladies and Gentlemen:

      I am Senior Vice President, General Counsel and Corporate Secretary of The SABRE Group Holdings, Inc., a Delaware corporation, and as such I am delivering this opinion to you in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended, of a Registration Statement on Form S-8 (the "Registration Statement") relating to 350,000 shares (the "Shares") of the Class A Common Stock, par value $.01 per share, of The SABRE Group Holdings, Inc., a Delaware corporation, to be awarded under The SABRE Group Holdings, Inc. Directors Stock Incentive Plan (the "Plan").

      In so acting, I have examined the Plan and have examined and relied upon the originals, or copies certified to my satisfaction, of such records, documents or other instruments as in my judgement are necessary or appropriate to enable me to render the opinion set forth below.

      Based on the foregoing, I am of the opinion that the Shares have been duly authorized and, when duly awarded in accordance with the terms of the Plan, will be validly issued, fully paid and nonassessable.

      I hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                   Very truly yours,


                                   /s/ Andrew B. Steinberg
                                   Andrew B. Steinberg
                                   Senior Vice President,
General
                                   Counsel and Corporate
Secretary

Exhibit 23.1



               Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to The SABRE Group Holdings, Inc. Directors Stock Incentive Plan of our reports dated January 15, 1996 (except as to Note 1, for which the date is July 22, 1996) with respect to the consolidated financial statements and schedule of The SABRE Group Holdings, Inc. included in its Registration Statement on Form S-1 (Registration No. 333-09747) filed with the Securities and Exchange Commission.



                                        ERNST & YOUNG LLP

Dallas, Texas
October 16, 1996

                        Exhibit 24.1

                      POWER OF ATTORNEY

      The undersigned, Chairman of the Board of The SABRE Group Holdings, Inc., a Delaware corporation (the "Corporation"), does hereby constitute and appoint Michael
J. Durham, T. Patrick Kelly and Andrew B. Steinberg, and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution, to execute and deliver in his name and on his behalf:

           (a) one or more Registration Statements of the Corporation on an appropriate form proposed to be filed with the Securities and Exchange Commission ("SEC") for the purpose of registering under the Securities Act of 1933, as amended (the "Securities Act"), Class A Common Stock of the Corporation to be offered pursuant to the Director's Stock Incentive Plan, as it may from time to time be amended; and

           (b)   any  and  all  supplements  and  amendments
     (including,    without    limitation,    post-effective
     amendments) to such Registration Statements;

and any and all other documents and instruments in connection with the issuance of such Class A Common Stock which such attorneys-in-fact and agents, or any one of them, deem necessary or advisable to enable the Corporation to comply with (a) the Securities Act, the Securities Exchange Act of 1934, as amended, and the other federal securities laws of the United States of America and the rules, regulations and requirements of the SEC in respect of any thereof, (b) the securities or Blue Sky laws of any state or other governmental subdivision of the United States of America and (c) the securities or similar applicable laws of Canada, Mexico and any other foreign jurisdiction; and the undersigned does hereby ratify and confirm as his own acts and deeds all that such attorneys-in-fact and agents, and each of them, shall do or cause to be done by virtue hereof. Each one of such attorneys-in-fact and agents shall have, and may exercise, all of the powers hereby conferred.

      IN WITNESS WHEREOF, the undersigned has hereunto subscribed this power of attorney this 17th day of October, 1996.



                                     /s/Robert  L.  Crandall
Robert L. Crandall

Witness:

/s/ Andrew B. Steinberg
Andrew B. Steinberg

                      POWER OF ATTORNEY

       The undersigned, a director of The SABRE Group Holdings, Inc., a Delaware corporation (the "Corporation"), does hereby constitute and appoint Michael J. Durham, T. Patrick Kelly and Andrew B. Steinberg, and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution, to execute and deliver in his name and on his behalf:

           (a) one or more Registration Statements of the Corporation on an appropriate form proposed to be filed with the Securities and Exchange Commission ("SEC") for the purpose of registering under the Securities Act of 1933, as amended (the "Securities Act"), Class A Common Stock of the Corporation to be offered pursuant to the Director's Stock Incentive Plan, as it may from time to time be amended; and

           (b)   any  and  all  supplements  and  amendments
     (including,    without    limitation,    post-effective
     amendments) to such Registration Statements;

and any and all other documents and instruments in connection with the issuance of such Class A Common Stock which such attorneys-in-fact and agents, or any one of them, deem necessary or advisable to enable the Corporation to comply with (a) the Securities Act, the Securities Exchange Act of 1934, as amended, and the other federal securities laws of the United States of America and the rules, regulations and requirements of the SEC in respect of any thereof, (b) the securities or Blue Sky laws of any state or other governmental subdivision of the United States of America and (c) the securities or similar applicable laws of Canada, Mexico and any other foreign jurisdiction; and the undersigned does hereby ratify and confirm as his own acts and deeds all that such attorneys-in-fact and agents, and each of them, shall do or cause to be done by virtue hereof. Each one of such attorneys-in-fact and agents shall have, and may exercise, all of the powers hereby conferred.

      IN WITNESS WHEREOF, the undersigned has hereunto subscribed this power of attorney this 17th day of October, 1996.



                                      /s/ Gerard J. Arpey
                       Gerard J. Arpey
                                   Gerard J. Arpey
Witness:

/s/ Andrew B. Steinberg
Andrew B. Steinberg

                      POWER OF ATTORNEY

     The undersigned, President, Chief Executive Officer and a director of The SABRE Group Holdings, Inc., a Delaware corporation (the "Corporation"), does hereby constitute and appoint T. Patrick Kelly and Andrew B. Steinberg, and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution, to execute and deliver in his name and on his behalf:

           (a) one or more Registration Statements of the Corporation on an appropriate form proposed to be filed with the Securities and Exchange Commission ("SEC") for the purpose of registering under the Securities Act of 1933, as amended (the "Securities Act"), Class A Common Stock of the Corporation to be offered pursuant to the Director's Stock Incentive Plan, as it may from time to time be amended; and

           (b)   any  and  all  supplements  and  amendments
     (including,    without    limitation,    post-effective
     amendments) to such Registration Statements;

and any and all other documents and instruments in connection with the issuance of such Class A Common Stock which such attorneys-in-fact and agents, or any one of them, deem necessary or advisable to enable the Corporation to comply with (a) the Securities Act, the Securities Exchange Act of 1934, as amended, and the other federal securities laws of the United States of America and the rules, regulations and requirements of the SEC in respect of any thereof, (b) the securities or Blue Sky laws of any state or other governmental subdivision of the United States of America and (c) the securities or similar applicable laws of Canada, Mexico and any other foreign jurisdiction; and the undersigned does hereby ratify and confirm as his own acts and deeds all that such attorneys-in-fact and agents, and each of them, shall do or cause to be done by virtue hereof. Each one of such attorneys-in-fact and agents shall have, and may exercise, all of the powers hereby conferred.

      IN WITNESS WHEREOF, the undersigned has hereunto subscribed this power of attorney this 17th day of October, 1996.



                                   /s/ Michael J. Durham
                                   Michael J. Durham

Witness:


/s/ Andrew B. Steinberg
Andrew B. Steinberg

                      POWER OF ATTORNEY

       The undersigned, a director of The SABRE Group Holdings, Inc., a Delaware corporation (the "Corporation"), does hereby constitute and appoint Michael J. Durham, T. Patrick Kelly and Andrew B. Steinberg, and each of them, as her true and lawful attorneys-in-fact and agents, with full power of substitution, to execute and deliver in her name and on her behalf:

           (a) one or more Registration Statements of the Corporation on an appropriate form proposed to be filed with the Securities and Exchange Commission ("SEC") for the purpose of registering under the Securities Act of 1933, as amended (the "Securities Act"), Class A Common Stock of the Corporation to be offered pursuant to the Director's Stock Incentive Plan, as it may from time to time be amended; and

           (b)   any  and  all  supplements  and  amendments
     (including,    without    limitation,    post-effective
     amendments) to such Registration Statements;

and any and all other documents and instruments in connection with the issuance of such Class A Common Stock which such attorneys-in-fact and agents, or any one of them, deem necessary or advisable to enable the Corporation to comply with (a) the Securities Act, the Securities Exchange Act of 1934, as amended, and the other federal securities laws of the United States of America and the rules, regulations and requirements of the SEC in respect of any thereof, (b) the securities or Blue Sky laws of any state or other governmental subdivision of the United States of America and (c) the securities or similar applicable laws of Canada, Mexico and any other foreign jurisdiction; and the undersigned does hereby ratify and confirm as her own acts and deeds all that such attorneys-in-fact and agents, and each of them, shall do or cause to be done by virtue hereof. Each one of such attorneys-in-fact and agents shall have, and may exercise, all of the powers hereby conferred.

      IN WITNESS WHEREOF, the undersigned has hereunto subscribed this power of attorney this 17th day of October, 1996.



                                   /s/ Anne H. McNamara
                                   Anne H. McNamara
Witness:


/s/Andrew B. Steinberg
Andrew B. Steinberg

                      POWER OF ATTORNEY

     The undersigned, Senior Vice President, Chief Financial Officer and Treasurer of The SABRE Group Holdings, Inc., a Delaware corporation (the "Corporation"), does hereby constitute and appoint Michael J. Durham and Andrew B.
Steinberg, and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution, to execute and deliver in his name and on his behalf:

           (a) one or more Registration Statements of the Corporation on an appropriate form proposed to be filed with the Securities and Exchange Commission ("SEC") for the purpose of registering under the Securities Act of 1933, as amended (the "Securities Act"), Class A Common Stock of the Corporation to be offered pursuant to the Director's Stock Incentive Plan, as it may from time to time be amended; and

           (b)   any  and  all  supplements  and  amendments
     (including,    without    limitation,    post-effective
     amendments) to such Registration Statements;

and any and all other documents and instruments in connection with the issuance of such Class A Common Stock which such attorneys-in-fact and agents, or any one of them, deem necessary or advisable to enable the Corporation to comply with (a) the Securities Act, the Securities Exchange Act of 1934, as amended, and the other federal securities laws of the United States of America and the rules, regulations and requirements of the SEC in respect of any thereof, (b) the securities or Blue Sky laws of any state or other governmental subdivision of the United States of America and (c) the securities or similar applicable laws of Canada, Mexico and any other foreign jurisdiction; and the undersigned does hereby ratify and confirm as his own acts and deeds all that such attorneys-in-fact and agents, and each of them, shall do or cause to be done by virtue hereof. Each one of such attorneys-in-fact and agents shall have, and may exercise, all of the powers hereby conferred.

      IN WITNESS WHEREOF, the undersigned has hereunto subscribed this power of attorney this 17th day of October, 1996.



                              /s/ T. Patrick Kelly
                              T. Patrick Kelly

Witness:


/s/ Andrew B. Steinberg
Andrew B. Steinberg